                                    EXHIBIT 5

                             CST ENTERTAINMENT, INC.

                                November 13, 1995



CST Entertainment, Inc.
5901 Green Valley Circle
Suite 400
Culver City, California  90230

          Re:  CST ENTERTAINMENT, INC.
               Registration Statement on Form S-3

Gentlemen:

          I have been requested to render this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of CST Entertainment, Inc., a Delaware corporation (the "Corporation"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,500,000 shares of Common Stock, $0.15 par value (the "Common Stock"), of the Corporation.

          As counsel to the Corporation, I have reviewed the Registration Statement and the Exhibits thereto, the Certificate of Incorporation and Bylaws of the Corporation, as amended to date, and the minutes of the proceedings of the Corporation's Board of Directors, and have also examined such other records, documents, instruments and certificates of certain officers of the Corporation, made such inquiries of officers of the Corporation, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

          In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon and subject to the foregoing and in reliance thereon, it is my opinion that the Common Stock has been duly authorized for issuance and will, when sold, be legally issued, fully paid and nonassessable.

          This opinion is being furnished to you solely in connection with the Registration Statement. I hereby consent to the filing of this opinion, or any copies thereof, as an Exhibit to the Registration Statement.

                                             Very truly yours,


                                              /s/ Stephen S. Strick
                                             -----------------------------------
                                             Stephen S. Strick, Esq.
                                             Senior Vice President and Secretary

                                      II-8